    As filed with the Securities and Exchange Commission on July 26, 1999
                                          Registration No. 333-___________


                   U.S. Securities and Exchange Commission
                            Washington, D.C. 20549

                   ---------------------------------------
                                FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ---------------------------------------
                           R.H. PHILLIPS, INC.
          (Exact name of Registrant as specified in its charter)
                   ---------------------------------------
                           26836 County Road 12A
                         Esparto, California 95627
                            (530) 662-3215
       (Address and telephone number of principal executive office)

     CALIFORNIA                                   68-0313739
(State or other jurisdiction of       (I.R.S. Employer Identification
 incorporation or organization)                     Number)

                   ---------------------------------------
               R.H. PHILLIPS 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                   ---------------------------------------

                         John E. Giguiere, President
                              R.H. Phillips, Inc.
                             26836 County Road 12A
                          Esparto, California 95627
                                (530) 662-3215
   (Name, address, and telephone number of agent for service of process)
                   ---------------------------------------
                    Copies of all communications to:

                     Frederick K. Koenen, Attorney at Law
                         Evers & Henderickson LLP
                     155 Montgomery Street, Suite 1200
                           San Francisco, CA 94104
                               (415) 772-8106
                   ---------------------------------------

                     CALCULATION OF REGISTRATION FEE


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Title of       Amount to be  Proposed Maximum  Proposed Maximum  Amount of
Securities to  Registered    Offering Price   Aggregate Offering Registration
be Registered                  Per Share 1         Price 1           Fee

-----------------------------------------------------------------------------
Common Stock, 150,000 Shares     3.156          473,400             131.61
No Par Value
-----------------------------------------------------------------------------

1 Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock of R.H. Philliups, Inc. as reported on July 23, 1999 on the Nasdaq National Market.

                       INTRODUCTION

        We, R.H. Phillips, Inc., are filing this Registration Statement on Form S-8 to register under the Securities Act of 1933, as amended, 150,000 shares of the Company's common stock to be issued to our employees the R.H. Phillips 1999 Employee Stock
Purchase Plan.


                        PART I
         INFORMATION REQUIRED IN THE SECTION 10(a)
                      PROSPECTUS

Item 1.   Plan Information.

        We will give documents containing the information specified in Part I of this Registration Statement to our employees as specified by Rule 428(b)(1) of the Securities Act of 1933. We are not required to file these documents with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Form S-8, taken together, make up a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                         PART II
         INFORMATION REQUIRED IN THE REGISTRATION
                        STATEMENT

Item 3.   Incorporation of Documents by Reference.

        We incorporate by reference into this Registration Statement the documents listed below.

        (a) Our Annual Report on Form 10-KSB for the year ended
December 31, 1998;

        (b) Our Quarterly Report on Form 10-QSB for the period ended March 31, 1999; and

        (c) Our Registration Statement on Form 8-A pertaining to the common stock, dated April 14, 1995.

        In addition, we incorporate by reference into this Registration Statement all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934
(the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Those documents we incorporate by reference will be considered a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.
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Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

        Our Articles of Incorporation eliminate the liability of directors to us or our shareholders to the extent permitted under California law for breach of fiduciary duty. The Bylaws further provide for indemnification of corporate agents, such as officers, directors and employees, to the extent permitted under Section 317 of the California Corporations Code. The directors have entered into indemnification agreements with us pertaining to our obligation to indemnify them for damages and costs they incur in connection with actions which may be brought against them by reason of them serving as directors.

        As permitted under the California Corporations Code, our Articles of Incorporation provide that we are authorized to indemnify our officers and directors for breach of duty through Bylaw provisions or through agreements with the directors or officers, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit Number         Description

         4.1 1             Articles of Incorporation

         4.2 2             Bylaws

         4.3 2             Form of Common Stock Certificate

         5                 Opinion of Counsel regarding legality

         23.1              Consent of Ernst & Young LLP,
                           Independent Auditors

         23.2              Consent of KPMG, LLP, Certified
                           Public Accountants

         23.3              Consent of Counsel (included in Exhibit 5)

         24                Power of Attorney (Contained within
                           Signature Page)
-----------------------

1 Filed as an exhibit to R.H. Phillips' Annual Report on Form 10-QSB for the period ended March 31, 1999 and incorporated by reference herein.
2 Filed as an exhibit to R.H. Phillips' Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 and incorporated by reference herein.


Item 9.  Undertakings.

(a)      We hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                          * To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

                          *To reflect in the prospectus any facts or events
             arising after the effective date of the Registration
             Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          *To include any additional or changed material
             information on the plan of distribution.

                (2) For determining liability under the Securities Act, we will treat post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering

                (3) We will file a post-effective amendment to remove from registration any of the shares that remain unsold after the offering has been concluded.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a director, officer or controlling person asserts a claim for indemnification against those liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, R.H. Phillips, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 26, 1999.


                       R.H. PHILLIPS, INC.


                       By://s//John E. Giguiere
                          ----------------------------------
                          John E. Giguiere, President and
                          Co-Chief Executive Officer


                      POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints John E. Giguiere and Michael J. Motroni, substitution, for them in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

        In accordance with the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                              Date

//s//John E. Giguiere                                            7/26/99
---------------------   President, Co-Chief Executive Officer,   -------
John E. Giguiere        Director (Principal Executive Officer)


//s//Karl E. Giguiere
---------------------   Co-Chief Executive Officer,              7/26/99
Karl E. Giguiere        Director (Principal Executive Officer)   -------


//s//Michael J. Motroni
----------------------- Vice President, Finance                  7/23/99
Michael J. Motroni      (Principal Financial Officer)            -------

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//s//Richard A. Pierce                                           7/23/99
---------------------- Controller (Principal Accounting Officer)------- Richard A. Pierce


//s//Lane C. Giguiere                                            7/23/99
---------------------   Vice President, Secretary, Director      -------
Lane C. Giguiere


//s//R. Ken Coit                                                 7/26/99
----------------        Director                                 -------
R. Ken Coit


//s//Victor L. Motto                                             7/26/99
--------------------    Director                                 -------
Victor L. Motto